Exhibit 5.1

Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia 19103

December 20, 2016

TransEnterix, Inc. 635 Davis Drive, Suite 300 Morrisville, NC 27713

Re: TransEnterix, Inc.

Ladies and Gentlemen:

We have acted as counsel to TransEnterix, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the preparation and filing of a prospectus supplement, dated December 16, 2016 (the “Prospectus Supplement”), relating to the offering by the Company of: (i) up to $25,000,000 in aggregate offering amount of shares (the “Purchase Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), (ii) 309,981 shares of Common Stock to be issued to Lincoln Park Capital Fund, LLC (the “Investor”) as an initial commitment fee (the “Initial Commitment Shares”), and (iii) 154,991 shares of Common Stock to be issued pro rata to the Investor as Purchase Shares are sold (the “Additional Commitment Shares,” and with the Purchase Shares and the Initial Commitment Shares, the “Shares”), which Shares are registered under the Registration Statement on Form S-3 (File No. 333-199998) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 7, 2014, and declared effective on December 19, 2014, and post-effectively amended pursuant to Post-Effective Amendment No. 1 to Form S-3, as filed with the Commission on March 8, 2016 and declared effective on June 22, 2016. The Shares may be sold by the Company from time to time pursuant to a Purchase Agreement, dated December 16, 2016 (the “Purchase Agreement”), entered into by and between the Company and the Investor.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the Prospectus Supplement; (v) the Purchase Agreement; (vi) such corporate records, agreements, documents and other instruments; and (vii) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

We express no opinion as to the law of any jurisdiction other than the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Registration Statement and the related prospectus and prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Ballard Spahr LLP